Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 17, 2006, incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-138987) and related Prospectus of U.S. Bancorp for the registration of its common stock.

/s/ Ernst & Young LLP Minneapolis, Minnesota January 24, 2007